UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 20, 2015

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, effective upon the closing of the previously announced secondary public offering of 2,000,000 shares of the common stock of USA Truck, Inc., a Delaware corporation (the “Company”), by certain affiliates of Baker Street Capital Management, LLC and Stone House Capital Management, LLC (the “Selling Stockholders”), and in accordance with the Cooperation Agreement, dated February 25, 2015, by and between the Company and Baker Street Capital Management, LLC and certain of its affiliates, Mr. Vadim Perelman submitted his resignation as a member of the Board of Directors of the Company.  A copy of the press release announcing Mr. Perelman’s resignation is attached to this report as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On May 20, 2015, the Company issued a press release announcing the closing of the previously announced secondary public offering of 2,000,000 shares of its common stock, par value $0.01 per share (the “Shares”) by the Selling Stockholders, which included the full exercise of the underwriters’ option to purchase up to an additional 260,869 Shares.  A copy of the press release is attached to this report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	USA Truck, Inc. press release announcing resignation from board of directors

	99.2	USA Truck, Inc. press release announcing closing of public secondary offering

The information contained in Items 7.01 and 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.

Date:	May 20, 2015	/s/ Michael K. Borrows
Michael K. Borrows
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	USA Truck, Inc. press release announcing resignation from board of directors

99.2	USA Truck, Inc. press release announcing closing of public secondary offering